Stephen W. Johnson
(412) 562-1859
johnsonsw@bipc.com

                                                                     EXHIBIT 5.1


                                 August 2, 1999


Reunion Industries, Inc.
One Stamford Landing
62 Southfield Avenue
Stamford, Connecticut  06902

     Re:  Reunion Industries, Inc.
          Registration Statement on Form S-4 and
          Amendment No. 2 to Registration Statement on Form S-4
          -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Reunion Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of (1) Amendment No. 2 to the Registration Statement on Form S-4 ("Amendment No. 2") of the company, covering up to 9,000,000 shares of the common stock, $0.01 par value per share (the "Common Stock"), of the Company to be issued pursuant to the merger contemplated by the Amended and Restated Merger Agreement, dated as of July 30, 1999, (the "Amended and Restated Merger Agreement"), between the Company and Chatwins Group, Inc., a Delaware corporation and (2) the new Registration Statement on Form S-4 covering up to an additional 1,000,000 shares of the Company also to be issued pursuant to the Amended and Restated Merger Agreement (the "New Registration Statement"). Amendment No. 2 and the New Registration Statement are collectively referred to herein as the "Registration Statements."

     In rendering the opinion set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Registration Statements; (ii) the Certificate of Incorporation, the By-laws and minute books of the Company; (iii) the Amended and Restated Merger Agreement; and (iv) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinion expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

     Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that the Common Stock to be issued in accordance with the Amended and Restated Merger Agreement when issued and delivered in accordance with the terms and conditions of the Amended and Restated Merger Agreement against receipt of the consideration provided for therein, will be validly issued, fully paid and nonassessable.
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Reunion Industries, Inc.
August 2, 1999
Page Two


     We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statements and further consent to the use of our name under the heading "Legal Matters" in the Proxy Statement/Prospectus which forms a part thereof. In giving this consent, we do not thereby admit that we are in category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect and any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

                                  Very truly yours,


                                  Buchanan Ingersoll Professional Corporation


                                  By:  /s/  Stephen W. Johnson
                                     __________________________________

                                      Stephen W. Johnson